                                                                   EXHIBIT 10.59

                                   AGREEMENT

     THIS AGREEMENT is made by and among Paisano Publications, Inc., a California corporation ("Paisano"), Joseph Teresi, an individual ("Teresi") and John Green, an individual ("Green"), as of the "Effective Date" specified in section 6 below.

1. Recitals.  This Agreement is made with reference to the following material
   --------
facts:

   1.1 Paisano, a wholly-owned subsidiary of Easyriders, Inc. ("Easyriders"), is the publisher of various magazines sold under the titles ("Titles") "Easyriders," "Biker," "Tattoo," "V-Twin," "VQ," "In the Wind," and others (collectively, the "Magazines"). Paisano also sells apparel and other merchandise under the trade names "Easyriders," "Roadware," and other brands, via a direct-mail catalogue and a chain of retail stores ("Merchandise"). Easyriders is in the process of introducing a new program pursuant to which it intends to offer licenses to individuals and firms ("Licensees") for the purpose of operating retail stores under the "Easyriders" brand name (the "License Program").

   1.2 Paisano presently operates a retail business (the "Retail Business") under the trade name "Easyriders of Daytona," located at 605 Main Street, Daytona, Florida (the "Premises"). Paisano also operates at the Premises a business (the "Fulfillment Business") of fulfilling customer orders to purchase back issues of previously-released Magazines ("Back Issues"), which orders are generated through advertising in the Titles. The Retail Business and the Fulfillment Business are hereinafter collectively referred to as the "Businesses").

   1.3 In order to operate the Businesses, Paisano has leased the Premises from Teresi pursuant to a written lease dated December 31, 1994, a copy of which is attached hereto as Exhibit A and by this reference made a part hereof (the "Lease").

   1.4 The assets of the Businesses consist of (a) Paisano's rights under the Lease, and (b) the inventory, furniture, fixtures and other assets presently located at the premises (collectively, the "Assets"). Paisano hereby represents and warrants to Green that it is the sole and exclusive owner of the Assets.

   1.5 Paisano intends to close the Retail Business and desires to sell to Green the Assets and to grant to Green the right to manage fulfillment for the Fulfillment Business, and Green desires to purchase the same and act in such capacity, upon the terms and conditions hereinafter stated.

2. Purchase and Sale of Assets.
   ----------------------------

   2.1 In consideration for the performance of Paisano as set forth below, concurrently with execution of this Agreement, Green shall cause the sum of Seventy Five Thousand Dollars ($75,000) to be paid to Paisano (the "Purchase Consideration"), via such means of payment as Paisano shall have specified in writing.

   2.2 Provided Paisano shall have first received full payment of the Purchase Consideration, (a) Paisano hereby sells, transfers, and conveys to Green all of Paisano's right, title and interest in and to the Assets, (b) Green hereby assumes responsibility for performance of all of the obligations of Tenant under the Lease, (c) Teresi hereby releases Paisano from any and all liability under the Lease as provided further in section 4.2, and (d) Green is hereby granted the right to operate in the Premises the Fulfillment Business as provided in section 3 hereof. In order
to confirm and evidence such conveyance, (i) Paisano shall, within 5 business days following the Effective Date, deliver to Green a properly drafted and executed Bill of Sale, (ii) Teresi and Green shall forthwith execute such documents as may be necessary to confirm that the Lease has been assumed by Green.

3. Fulfillment Business.
   --------------------

   3.1  Obligations of Paisano.  Paisano shall:
        ----------------------

        (a) Continue to offer its readers Back Issues, via advertising in its Magazines and (at Paisano's election) its Website on the Internet. Such advertising shall offer readers an opportunity to order Back Issues via a toll-free telephone number, completion and return of a printed form appearing in the Magazines, and (at the election of Paisano) e-mail via the Internet.

        (b) Provide in each edition of each Title it publishes a full color advertisement of not less than 1/2 page, in connection with which Green shall have reasonable approval rights.

        (c) Cause all customer orders to be collected, received and forwarded to Green for fulfillment.

        (d) Cause its printer to send to Green, at the expense of Paisano, such quantities of Back Issues as Paisano deems appropriate. At present, its standing order for Back Issues is as follows:

             Quantity  Title
             --------  -----

             150       Biker
             250       Tattoo
             175       Tattoo Savage
             150       American Rodder
             600       Easyriders
             100       Airbrush Art + Action
             175       In the Wind
             150       VQ
              30       Metal Hammer
             150       Tattoo Flash
              50       Inked

         (e) Permit Green to purchase Merchandise as provided in section 3.3.

   3.2   Obligations of Green.  Green shall:
         --------------------

         (a) Do everything necessary to collect all revenues in connection with customers order for Back Issues, and promptly upon receipt, remit 100% of such revenues to Paisano pursuant to the specific instructions of Paisano.

         (b) Safeguard and store all Back Issues (including those presently in the Premises, as itemized on Exhibit B, incorporated herein by this reference), and otherwise do everything necessary to collect, process and fulfill, at his sole cost and expense and in a commercially reasonable manner, all customer orders for Back Issues.

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

   3.3  Merchandise Credit.    Of the total revenues collected on a monthly
        ------------------
basis as a result of the Fulfillment Business, the dollar sum equal to two-thirds (2/3) thereof shall represent a credit which may be redeemed for Merchandise (the "Credit"). The terms of the Credit shall be as follows:

        (a) Not later than 10 days following the end of each calendar month, commencing February 10, 2000, Paisano shall deliver to Green a report specifying the amount of revenues collected and remitted in the previous month ("Reported Revenues"). Upon receipt of such report, Green shall be deemed to own the right to acquire from Paisano, at the purchase price set forth below, that amount of Merchandise equal to two-thirds of Reported Revenues.

        (b) The purchase price of the Merchandise shall be the "Dealer's Price" as set forth in Paisano's dealer catalogue, as the same is published from time-to-time, provided that (i) as to routine, standard orders (i.e. not close-outs or bulk dispositions), the price charged to Green shall not be greater than that charged to any other wholesale buyer, and (ii) as to close-outs and bulk sales of discontinued items, the price charged to Green shall be 2/3ds of Paisano's cost (subject to mutual negotiation in good faith as to alternate terms).

        (c) The Credit may be used only to acquire Easyriders Merchandise, FOB Paisano's warehouse in Agoura Hills, CA.

        (d) In order to exercise the Credit, Green shall deliver to Paisano a purchase order specifying the items to be acquired. Paisano agrees to maintain reasonable levels of inventory, in its discretion, and shall have a commercially reasonable amount of time to fulfill orders. Notwithstanding the foregoing, during any single month Paisano shall not be obligated to fill orders amounting to more than two months' worth of Credits.

4. Other Covenants of the Parties.
   ------------------------------

   4.1 Green shall have no right to conduct a business at the Premises under the name "Easyriders," and hereby disclaims any and all rights to use such name in commerce, provided that upon implementation by Easyriders, Inc. of the Licensing Program, Green shall have the option of becoming a Licensee at the Premises. In such event, Green's purchase of the Assets shall be credited toward satisfaction of any and all minimum merchandise purchase commitments required of Licensees. Such option shall be contingent upon Green entering into Easyriders' standard-form license agreement and otherwise meeting all other then-applicable standard conditions of becoming a Licensee. Such option must be exercised, if at all, within 6 months following implementation of the Easyriders License Program.

   4.2 Green agrees to maintain appropriate insurance insuring all Back Issues against loss, damage or destruction in an amount of not less than $50,000, and to name Paisano as an "additional insured" on all such coverage. Green further agrees to issue to Paisano, at Paisano's request, a certificate of insurance confirming such coverage.

   4.3 Teresi hereby releases Paisano, and all of its officers, directors, employees and agents from any and all liabilities, costs, damages and claims of any kind arising out of the Lease, except for the obligations of Paisano to pay rent and all other monies due under the Lease through December 15, 1999, and in connection with such release hereby waives the application of California Civil Code section 1542, which provides:

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

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor."

   4.4 The Assets are conveyed hereby "as is." Paisano makes no representations as to their quality, or fitness for use, merchantability or otherwise, and makes no claims as to what items are included in the physical inventory and property, other than that this conveyance includes only those items physically in the Premises as of the Effective Date.

5. Assignment.  Neither Paisano nor Green may assign, transfer or delegate all
   ----------
or any of the rights and obligations created by this Agreement without the consent of the other party, which consent shall not unreasonably be withheld.

6. Effective Date.    The effective date of this Agreement is 12:01 a.m. Los
   --------------
Angeles Time on the day on which both parties hereto have executed the same.

7. General Provisions.
   ------------------

   7.1  Governing Law.  This Agreement shall be governed by and construed in
        -------------
accordance with the laws of the State of California. Any action brought by any party arising out of this Agreement shall be brought in a court of competent jurisdiction in the County of Los Angeles, California, and the parties hereby consent to the jurisdiction of such court for purposes of adjudicating any and all disputes arising hereunder.

   7.2  Further Assurances.  Each party to this Agreement shall execute all
        ------------------
instruments and documents and take all actions as may be reasonably required to effectuate this Agreement.

   7.3  Counterparts.  This Agreement may be executed in counterparts, each of
        ------------
which shall be deemed an original and all of which together shall constitute one document.

   7.4  Time of Essence.  Time and strict and punctual performance are of the
        ---------------
essence with respect to each provision of this Agreement.

   7.5  Attorney's Fees.  In the event any dispute arises between any of the
        ---------------
parties hereto to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be entitled to recover from the other party all reasonable costs, expenses, attorney's fees and costs actually incurred relating to or arising from such action.

   7.6  Modification.  This Agreement may be modified only by a contract in
        ------------
writing executed by the party(ies) to this Agreement against whom enforcement of such modification is sought.

   7.7  Headings.  The headings of the sections of this Agreement have been
        --------
included only for convenience, and shall not be deemed in any manner to modify or limit any of the provisions of this Agreement, or be used in any manner in the interpretation of this Agreement.

   7.8  Prior Understanding.  This Agreement contains the entire agreement
        -------------------
between the parties to this Agreement with respect to the subject matter of this Agreement, is intended as a final expression of such parties' agreement, is intended as a complete and exclusive statement of the terms of such agreement, and supersedes all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede the execution of this Agreement.

   7.9  Interpretation.  Whenever the context so requires in this Agreement, all
        --------------
words used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word "person" shall be construed to include a natural person, a joint venture, a trust, an estate or any other entity. This Agreement shall be deemed to have been created jointly by all of the parties and shall be interpreted the same way as to all parties, without regard to which of them may have actually drafted the instrument.

   7.10    Partial Invalidity.  Each provision of this Agreement shall be valid
           ------------------
and enforceable to the fullest extent permitted by law. If any provision of this Agreement or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability, unless such provision or such application of such provision is essential to this Agreement.

   7.11    Successors-in-Interest and Assigns.  Subject to any restriction on
           ----------------------------------
transferability contained in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the successors-in-interest and permitted assigns of each party to this Agreement. Nothing in this Paragraph shall create any rights enforceable by any person not a party to this Agreement, except for the rights of the successors-in-interest and assigns of each party to this Agreement, unless such rights are expressly granted in this Agreement to other specifically identified persons.

   7.12    Waiver.  Any waiver of a default under this Agreement must be in
           ------
writing and shall not be a waiver of any other default concerning the same or any other provision of this Agreement. No delay or omission in the exercise of any right or remedy shall impair such right or remedy or be construed as a waiver. A consent to or approval of any act shall not be deemed to waive or render unnecessary consent to or approval of any other or subsequent act.

   7.13    Notices.  Notices under this agreement shall be deemed effective upon
           -------
receipt, if delivered by messenger, facsimile or overnight courier, and if by regular US mail, on the 3rd day following deposit in the US mail, postage prepaid. All notices shall be sent as follows:

   If to Paisano:                                With a copy to:
   --------------                                ---------------

   Paisano Publications, Inc.                    Mark Dodge, Esq.
   Attention:  Robert Davis                      Easyriders, Inc.
   28210 Dorothy Drive                           28210 Dorothy Drive
   Agoura Hills, CA 91301                        Agoura Hills, CA 93101
   Facsimile:  (818) 889-4726                    Facsimile:  (818) 735-6531

   If to Green:                                  If to Teresi:
   ------------                                  -------------

   Bottom Line Marketing                         Joseph Teresi
   530 Tymber Creek                              2400 Laguna Drive
   Ormond Beach, FL 32174                        Ft. Lauderdale, FL 33316
   Facsimile:  (904) 615-8267                    Facsimile:  (954) 462-0223

   7.14 In the event of breach of this Agreement by Green, Paisano shall be entitled to exercise any and all remedies at law or in equity available to it pursuant to the laws of the State of California.

   7.15  Effectiveness.  This Agreement shall become effective as of the
         -------------
Effective Date, as defined herein.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the Effective Date.


PAISANO PUBLICATIONS, INC.




By:/s/ J. Robert Fabregas
   ---------------------------

Name:  J. Robert Fabregas
      ------------------------

Title:  EVP and Secretary                       /s/ John Green
      ------------------------             ------------------------
                                                   JOHN GREEN
Date:  December 15, 1999
     -------------------------

                                           Date:     12-15-99
                                                -------------------------





/s/ Joseph Teresi
------------------------------
JOSEPH TERESI


Date: 12/15/99
------------------------------


ACCEPTANCE AND AGREEMENT BY EASYRIDERS, INC.:

Section 4.1 of the foregoing Agreement imposes upon Easyriders, Inc. certain obligations with respect to the Easyriders License Program (as defined in Section 1.1). Easyriders, Inc. hereby accepts and agrees to perform the obligations of it as set forth in said Section 4.1.

Easyriders, Inc.



By:  /s/ J. Robert Fabregas
    -----------------------

Name:  J. Robert Fabregas
     ----------------------

Title: EVP and CFO
      ---------------------

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